UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 13, 2008
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

     (336) 733-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 14, 2008, BB&T Corporation (the “Registrant”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Registrant agreed to issue 3,133.64 shares of the Registrant’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Series C Preferred Stock”), having a liquidation amount per share equal to $1,000,000, for a total price of $3,133,640,000. The Series C Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year. The Registrant may not redeem the Series C Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Articles of Amendment described in Item 5.03) . After three years, the Registrant may, at its option, redeem the Series C Preferred Stock at par value plus accrued and unpaid dividends. The Series C Preferred Stock is generally non-voting. Prior to November 14, 2011, unless the Registrant has redeemed the Series C Preferred Stock or the Treasury Department has transferred the Series C Preferred Stock to a third party, the consent of the Treasury Department will be required for the Registrant to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A consequence of the Series C Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Registrant pays to executive management. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

     As part of its purchase of the Series C Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 13,902,573 shares of the Registrant’s common stock at an initial per share exercise price of $33.81. The Warrant provides for the adjustment of the exercise price and the number of shares of the Registrant’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Registrant’s common stock, and upon certain issuances of the Registrant’s common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Registrant receives aggregate gross cash proceeds of not less than $3,133,640,000 from “qualified equity offerings” announced after October 13, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.3 hereto and is incorporated herein by reference.

     Both the Series C Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

     The Series C Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of the Treasury Department at any time, the Registrant has agreed to promptly enter into a deposit arrangement pursuant to which the Series C Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series C Preferred

Stock, may be issued. The Registrant has agreed to register the Series C Preferred Stock, the Warrant, the shares of common stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series C Preferred Stock and the Warrant. Neither the Series C Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the Registrant’s receipt of aggregate gross proceeds of not less than $3,133,640,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

Item 3.02. Unregistered Sales of Equity Securities.

     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

     Prior to November 14, 2011, unless the Registrant has redeemed the Series C Preferred Stock or the Treasury Department has transferred the Series C Preferred Stock to a third party, the consent of the Treasury Department will be required for the Registrant to (1) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.470 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

     In addition, under the Articles of Amendment described in Item 5.03, the Registrant’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series C Preferred Stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                  Compensatory Arrangements of Certain Officers.

     Under the terms of the Purchase Agreement, the Registrant amended certain employment agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the date of issuance of the Series C Preferred Stock and the Warrant. The applicable executive compensation requirements apply to the compensation of the Registrant's named executive officers (the “NEOs”), as disclosed in the Registrant's Proxy Statement for the 2008 Annual Meeting of Shareholders. Consistent with its obligations under the Purchase Agreement, prior to November 14, 2008, the Registrant entered into amendments to its compensation arrangements with each of the NEOs, among other things, to (1) limit such senior executive officer’s compensation so as not to exceed the amount allowable under Section 111(b) of the EESA and applicable rules and regulations, and (2) provide that to the extent required by the Treasury Department or the EESA and applicable rules and regulations, any bonus or incentive compensation paid to the executive will be subject to recovery by the Registrant if the payments were based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate. Each of these requirements applies during the period that the Treasury Department owns any securities acquired under the Purchase Agreement and within the meaning of Section 111(b) of the EESA. Additionally, the amendments to the compensation arrangements (i) standardize the term of the agreement for all NEOs at three-years (certain employment agreements with NEOs had a five-year term) and (ii) prohibit any payments that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On November 13, 2008, the Registrant filed with the North Carolina Secretary of State an Articles of Amendment (the “Articles of Amendment”) for the purpose of amending its Certificate of Incorporation to fix the preferences, limitations and relative rights of the Series C Preferred Stock.

     The Articles of Amendment for the Series C Preferred Stock is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.

Description of Exhibit

4.1	Articles of Amendment for the Series C Preferred Stock

4.2	Form of Certificate for the Series C Preferred Stock

4.3	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated November 14, 2008, between BB&T Corporation and the United States Department of the Treasury with respect to the issuance and sale of the Series C Preferred Stock and the Warrant

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BB&T CORPORATION
                    (Registrant)

                    By:     /s/ Edward D. Vest

                    Edward D. Vest
                    Executive Vice President and Corporate Controller
                    (Principal Accounting Officer)

Date:     November 19, 2008

4

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Articles of Amendment for the Series C Preferred Stock

4.2	Form of Certificate for the Series C Preferred Stock

4.3	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated November 14, 2008, between BB&T Corporation and the United States Department of the Treasury with respect to the issuance and sale of the Series C Preferred Stock and the Warrant